EXHIBIT 99.1







FOR IMMEDIATE RELEASE                         Contact:  Michael J. Jeffries
                                              (732) 542-2800
November 23, 2005


                    OSTEOTECH ANNOUNCES EXECUTIVE MANAGEMENT
                          AND BOARD OF DIRECTOR CHANGES



Osteotech, Inc. (NASDAQ: OSTE) announced today that Richard W. Bauer, Osteotech's Chief Executive Officer has decided to accelerate his previously disclosed retirement plans and will retire at the end of December 2005. Mr. Bauer will remain a Director of the Company after his retirement. Sam Owusu-Akyaw, President and Chief Operating Officer has been elected by the Board to the position of President and Chief Executive Officer effective January 1, 2006 replacing Mr. Bauer as Chief Executive Officer. Osteotech also announced that Donald D. Johnston is relinquishing his position as Chairman of the Board effective immediately and will be retiring from the Board upon the expiration of his term in June 2006. Replacing Mr. Johnston as Chairman is Kenneth P. Fallon, III who has been a member of Osteotech's Board since June 1995.

Mr. Bauer stated, "When Sam Owusu-Akyaw joined Osteotech in July 2004 as President and Chief Operating Officer in charge of our domestic business, we were fortunate to add such an experienced executive to our management team and equally fortunate that his joining the Company completed our succession planning in anticipation of my eventual retirement. Sam has done a remarkable job since he joined the Company. Sam and the rest of the Osteotech executive team have put in place the strategies and plans to return the Company to profitability. Although I'm retiring from my management responsibilities, I look forward to assisting Sam and his management team, in any way I can, as a member of the Osteotech Board."

Mr. Bauer continued, "Don Johnston will be greatly missed when he leaves the Board in June 2006. His leadership, wisdom and guidance has been invaluable over the last 15 years. At the same time, the Company is fortunate to have Ken Fallon taking on the Chairman's responsibilities. Ken's breadth of experience and 10 years serving on Osteotech's Board will be instrumental as the Company continues to pursue its mission of maintaining a leading global position as an orthobiologics Company."

Certain statements made in this press release that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking

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statements are based on assumptions  that the Company  believes are  reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that the actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the failure of the FDA to clear the Company's 510(k) submissions for its Grafton(R) DBM and private label product lines, the continued acceptance and growth of current products and services, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in their marketplace, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts. Certain of these factors are detailed from time to time in the Company's periodic reports (including the Annual report on Form 10-K for the year ended December 31, 2004 and the Form 10-Q for each of the first three quarters of 2005) filed with the Securities and Exchange Commission. All information in this press release is as of November 23, 2005 and the Company undertakes no duty to update this information.

Osteotech, Inc, headquartered in Eatontown, New Jersey, is a leading provider of human bone and bone connective tissue for transplantation and an innovator in the development and marketing of biomaterial and implant products for musculoskeletal surgery. For further information regarding Osteotech or this press release, please go to Osteotech's website homepage at www.osteotech.com and to Osteotech's Financial Information Request Form website page at www.osteotech.com/finrequest.htm.


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